UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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New Covenant Funds
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New Covenant Growth Fund

200 East Twelfth Street
Jeffersonville, Indiana 47130

INFORMATION STATEMENT

This Information Statement is being mailed on or about March 17, 2011, to shareholders of record as of December 31, 2010 (the “Record Date”).  The Information Statement is being provided to shareholders of the New Covenant Growth Fund (the “Fund”), a series of New Covenant Funds, 200 East Twelfth Street, Jeffersonville, Indiana 47130 (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “SEC order”) that the Trust and the investment adviser to the Fund, One Compass Advisors (the “Adviser”), received from the Securities and Exchange Commission (the “SEC”).  Under the SEC order, the Adviser may, subject to approval by the Trust’s Board of Trustees (the “Board”), enter into or materially amend investment sub-advisory agreements without approval of the Fund’s shareholders, provided that an Information Statement is sent to shareholders of the Fund. The Board reviews the investment sub-advisory agreements annually.

This Information Statement is being sent to the shareholders of the Fund to provide them with information about an investment sub-advisory agreement with Brockhouse & Cooper International, Inc. (“Brockhouse & Cooper”), a new sub-adviser for the Fund.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US
A PROXY.

The Fund will bear the expenses incurred with preparing this Information Statement. One Information Statement will be delivered to shareholders sharing the same address unless the Fund has received contrary instructions from the shareholders.

YOU MAY OBTAIN A COPY OF THE FUND’S MOST RECENT ANNUAL OR SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY WRITING TO NEW COVENANT FUNDS, C/O U.S. BANCORP FUND SERVICES, LLC, P.O. BOX 701, MILWAUKEE, WI 53201-0701 OR CALLING 1-877-835-4531.

THE ADVISER AND ITS ADVISORY AGREEMENT

One Compass Advisors (the “Adviser”), located at 200 East Twelfth Street, Jeffersonville, Indiana 47130, serves as investment adviser to the following four funds (collectively referred to as the “Funds”), all of which are series of the Trust:

New Covenant Growth Fund
New Covenant Income Fund
New Covenant Balanced Growth Fund
New Covenant Balanced Income Fund

The Adviser entered into an Investment Advisory Agreement (the “Advisory Agreement”) with the Trust dated June 30, 1999, as amended May 14, 2001, August 29, 2008, and as amended effective January 1, 2011 to serve as the investment adviser to the Funds. The Advisory Agreement was submitted to a vote of, and approved by, the initial shareholders on June 30, 1999.  The Advisory Agreement continued in effect for an initial period of two years, and subsequently continues from year to year as to a Fund only if such continuance is specifically approved at least annually by the Board or by vote of a majority of that Fund’s outstanding voting securities and, in either case, by a majority of trustees who are not parties to the Advisory Agreement or “interested persons” of any such party, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) (“Independent Trustees”), at a meeting called for the purpose of voting on the Advisory Agreement. The Advisory Agreement is terminable without penalty by the Trust on behalf of a Fund upon sixty (60) days’ written notice to the Adviser, and by the Adviser upon sixty (60) days’ written notice to the Fund, and will automatically terminate in the event of its “assignment,” as defined in the 1940 Act.  The Advisory Agreement provides that the Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of the Advisory Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties thereunder.  As compensation for its services, the Adviser receives a management fee from the New Covenant Growth Fund and the New Covenant Income Fund based on the net assets of each Fund and, from this management fee, the Adviser pays sub-advisers a sub-advisory fee.  The New Covenant Balanced Growth Fund and the New Covenant Balanced Income Fund are each a fund-of-funds which pursues its objective by investing primarily in shares of the New Covenant Growth Fund and the New Covenant Income Fund, in varying amounts.  The Adviser currently utilizes seven (7) sub-advisers in managing the Growth Fund and Income Fund. Under the Advisory Agreement, the Adviser monitors the performance of sub-advisers on an ongoing basis. Factors the Adviser considers with respect to each sub-adviser include, among others:

•	the qualifications of the sub-adviser’s investment personnel,
•	the sub-adviser’s investment philosophy and process, and
•	the sub-adviser’s long-term performance results.

Each sub-adviser serves pursuant to a separate sub-advisory agreement (each a “Sub-advisory Agreement”) under which the sub-adviser manages the portion of the investment portfolio allocated to it by the Adviser.

BOARD APPROVAL AND EVALUATION OF THE NEW SUB-ADVISORY AGREEMENT

Brockhouse & Cooper International, Inc. (“Brockhouse & Cooper”) began serving as a sub-adviser to the New Covenant Growth Fund pursuant to a Sub-advisory Agreement dated December 17, 2010.

At a meeting of the Trust’s Board held on November 15, 2010 (the “November Meeting”), the Trustees, including the Independent Trustees, determined to terminate the Sub-advisory Agreement with Wellington Management Company, LLP (“Wellington”) because Wellington had informed the Adviser that it was discontinuing the core growth strategy that it used to manage its portion of the Growth Fund’s portfolio.  Accordingly, in determining whether to approve the new Sub-advisory Agreement with Brockhouse & Cooper, the Board of Trustees requested, and the Adviser and Brockhouse & Cooper provided, information and data relevant to the Board’s consideration.  During this process the Independent Trustees were counseled by their own independent legal counsel (as such term is defined in the rules under the 1940 Act).

At the November Meeting, the Trustees, including the Independent Trustees, approved the new Sub-advisory Agreement with Brockhouse & Cooper for the Fund.  At this meeting, the Board reviewed information and materials regarding Brockhouse & Cooper, including its prior investment performance and its proposed level of fees.  The Board also considered the nature, quality and extent of the services to be provided by Brockhouse & Cooper.  Apart from the fees payable under the new Sub-advisory Agreement and the commencement date, the terms and conditions of the new Sub-advisory Agreement with Brockhouse & Cooper are generally similar in all material respects to those of the Sub-advisory Agreements with the other current sub-advisers to the Fund, which the Board reviewed and re-approved at its prior meetings on May 16-17, 2010.

The Trustees took into consideration the fee rate to be paid by the Adviser with respect to Brockhouse & Cooper’s management of a segment of the Fund’s portfolio, noting that Brockhouse & Cooper did not currently provide such services to other registered investment companies, and that the fees payable to Brockhouse & Cooper had been negotiated at arm’s length and were to be paid by the Adviser from the investment advisory fee that it receives from the Fund.  With respect to the sub-advisory fees payable to Brockhouse & Cooper by the Adviser, the Board took note of the fact that these fees were lower than the sub-advisory fees payable by the Adviser to Wellington, which provides a benefit to the Adviser in connection with the fees that the Adviser incurs to operate the Growth Fund, and also that the fees payable to the Adviser would be reduced in light of an amendment to the advisory agreement approved by the Board at the November Meeting to be effective January 1, 2011.  The Board also considered the brokerage practices of Brockhouse & Cooper, noting that its affiliated broker/dealer was proposed to serve as transition manager for the transfer of assets in connection with Brockhouse & Cooper serving as a sub-adviser, and that this was a fall-out benefit to Brockhouse & Cooper.  The Board took note of the fact that the Adviser has determined that Brockhouse & Cooper’s affiliated broker/dealer has previously obtained best execution on brokerage transactions for the Funds in its prior service as a portfolio transition manager.  The Board determined that the amount of affiliated brokerage to be received by Brockhouse & Cooper’s affiliated broker/dealer was fair and reasonable and that the transactions would be done in accordance with applicable regulatory requirements under the 1940 Act relating to the use of affiliated brokers by investment advisers.  The Board further took into consideration that an affiliate of Brockhouse & Cooper had been retained by the Adviser to assist it in conducting the search for the replacement sub-adviser.

In addition, during a telephonic meeting held on December 15, 2010 (the “December Meeting”), in connection with their review of the new Sub-advisory Agreement, the Trustees considered Brockhouse & Cooper’s proposed portfolio management process as well as the compliance report submitted by the Trust’s Chief Compliance Officer on Brockhouse & Cooper.  The Board noted that the compliance program was reasonably designed to prevent and detect violations of the federal securities laws.

In reaching their conclusion with respect to the approval of the new Sub-advisory Agreement, the Trustees did not identify any one single factor as being controlling; rather, the Trustees took note of a combination of factors that influenced their decision-making process.  Based upon their review and consideration of these factors and other matters deemed relevant by the Board in reaching an informed business judgment, the Board of Trustees, including a majority of the Independent Trustees, concluded that the terms of the new Sub-advisory Agreement were fair and reasonable in light of the services to be provided and the Board therefore voted to approve the new Sub-advisory Agreement.  As a result of the Board’s determination, Brockhouse & Cooper became a sub-adviser to the New Covenant Growth Fund.

INFORMATION REGARDING THE INVESTMENT SUB-ADVISORY AGREEMENT WITH BROCKHOUSE & COOPER

Apart from the fees payable under the new Sub-Advisory Agreement and the commencement date, the terms and conditions of the new Sub-advisory Agreement with Brockhouse & Cooper are generally similar in all material respects with those of the other sub-advisers to the Fund.  Under the new Sub-advisory Agreement with Brockhouse & Cooper, as under the prior Sub-advisory Agreement with Wellington, Brockhouse & Cooper will, subject to the direction and control of the Adviser and the Board of Trustees and in accordance with the investment objective and policies of the New Covenant Growth Fund and applicable laws and regulations, make investment decisions with respect to the purchases and sales of portfolio securities and other assets for a designated portion of the Fund’s assets.  The new Sub-advisory Agreement provides that it will remain in effect for an initial one-year term and thereafter so long as the Board of Trustees or a majority of the outstanding voting securities of the Fund, and in either event by a vote of a majority of the Independent Trustees, specifically approves its continuance at least annually.  The new Sub-advisory Agreement, as with the prior Sub-advisory Agreement with Wellington, also can be terminated at any time, without the payment of any penalty, by the Board, by the Adviser, by Brockhouse & Cooper, or by a vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days’ written notice to the non-terminating party or parties.  The new Sub-advisory Agreement terminates automatically in the event of an assignment.

Under the new Sub-advisory Agreement, as under the Sub-advisory Agreements with the other sub-advisers to the Fund, Brockhouse & Cooper’s fees are based on the assets that it is responsible for managing.  Under both the prior and new Sub-advisory Agreement, the sub-advisory fee is paid by the Adviser out of the management fee it receives from the Fund and is not an additional charge to the Fund.  The fees Brockhouse & Cooper receives are included in the Adviser’s advisory fees set forth below.  For its services under the investment advisory agreement with the Trust, the Adviser receives an annual advisory fee from the Fund and under the Sub-Advisory Agreement, Brockhouse & Cooper receives from the Adviser an annual sub-advisory fee, computed daily and payable monthly, in accordance with the following schedule:

New Covenant Growth Fund
Fees received by Adviser from Fund	0.87% of average net assets
Fees received by Brockhouse & Cooper from Adviser	0.05% of assets under management

INFORMATION REGARDING THE FUND

As a sub-adviser to the Fund, Brockhouse & Cooper seeks to achieve the Fund’s investment objective of long-term capital appreciation, with dividend income, if any, being incidental, by investing, under normal conditions, at least 80% of the Fund’s assets allocated to it in a diversified portfolio of common stocks of companies that it believes have long-term growth potential.

The Adviser and the Sub-advisers make investment decisions consistent with social-witness principles approved by the General Assembly of the Presbyterian Church (U.S.A.).  The Fund does not invest in those companies involved in the military and tobacco industries that are prohibited for investment in accordance with the policies that are set by the General Assembly of the Presbyterian Church (U.S.A.) as brought forth by the Mission Responsibility Through Investment Committee Guidelines.  The Fund also does not invest in certain other companies that have derived 25% or more of the company’s revenues from alcohol, gambling and tobacco, and does not invest in certain companies in the weapons industry.

The Fund invests in common stocks and other equity securities of companies of all sizes, domestic and foreign.  The Fund generally invests in larger companies, although it may purchase securities of companies of any size, including small companies.  Up to 40% of the Fund’s assets may be invested in securities of foreign issuers in any country, including developed or emerging markets.  Foreign securities are selected on a stock-by-stock basis without regard to any defined allocation among countries or geographic regions.  The Fund may also use put and call options and futures contracts for hedging purposes.

The Adviser seeks to enhance performance and reduce market risk by strategically allocating the Fund’s assets among multiple sub-advisers.  The allocation is made based on the Adviser’s desire for balance among differing investment styles and philosophies offered by the sub-advisers.

On occasion, up to 20% of the Fund’s assets may be invested in bonds that are rated within the four highest credit rating categories assigned by independent rating agencies, or in unrated equivalents that may be considered by a sub-adviser to be investment grade, or in commercial paper within the two highest rating categories of independent rating agencies.

The remainder of the Fund’s assets may be held in cash or cash equivalents.

A sub-adviser may sell a security when it becomes substantially overvalued, is experiencing deteriorating fundamentals, or as a result of changes in portfolio strategy.  A security may also be sold and replaced with one that presents a better value.

INFORMATION REGARDING BROCKHOUSE & COOPER

Brockhouse & Cooper, with principal offices at 1250 René-Lévesque Blvd. West, Suite 4025 Montréal, Québec, H3B 4W8, Canada, is a wholly owned subsidiary of Brockhouse & Cooper Inc., located at same address.  Brockhouse & Cooper has provided comprehensive advisory services to pension plans, foundations and endowments, financial institutions, family offices and other institutional investors since 1995.

Brockhouse & Coopers’ directors and executive officers, all of whom can be reached at the address noted above, are:

Name	Title
David B. Holt	President & Director
Eric Bolduc	Director
Douglas J. Simsovic	Chief Compliance Officer
Howard Messias	Treasurer

Other Investment Companies Advised or Sub-Advised by Brockhouse & Cooper.  Brockhouse & Cooper currently does not act as adviser or sub-adviser to any other registered investment companies having similar investment objectives and policies to those of the New Covenant Growth Fund.

BROKERAGE COMMISSIONS

For the fiscal year ended June 30, 2010, the Fund did not pay brokerage commissions to any affiliated broker.

INVESTMENT ADVISORY FEES

During the fiscal year ended June 30, 2010, the Adviser received the following fees from all of the New Covenant Funds for its services (net of waivers or reimbursements, as described below):

2010*
New Covenant Growth Fund	$6,071,245
New Covenant Income Fund	$2,291,811
New Covenant Balanced Growth Fund	$0
New Covenant Balanced Income Fund	$0

  * For the fiscal year ended June 30, 2010, the Adviser has reimbursed a portion of the shareholder services fees (up to 0.17% of average net assets) for the Growth Fund and waived a portion of its advisory fee (up to 0.25% of average net assets) for the Income Fund.  These amounts totaled $687,902 and $623,760 for each Fund, respectively.  The Adviser also reimbursed the Balanced Growth Fund and Balanced Income Fund  a portion of the shareholder services fees (up to 0.17% of average net assets) paid by the Balanced Growth Fund and Balanced Income Fund.

ADDITIONAL INFORMATION ABOUT THE FUND

ADMINISTRATOR

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Fund.

PRINCIPAL UNDERWRITER

New Covenant Funds Distributor, Inc., located at 200 East Twelfth Street, Jeffersonville, IN 47130, serves as the principal underwriter and distributor of the Fund.

TRANSFER AGENT

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, provides transfer agency services to the Fund.

CUSTODIAN

JPMorgan Chase Bank, N.A., located at 270 Park Avenue, New York, NY 10017-2070, provides custody services for the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual and semi-annul reports are available on request, without charge, by writing to the New Covenant Funds, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53202-0701, or calling 1-877-835-4531.

RECORD OF BENEFICIAL OWNERSHIP
As of the Record Date, the Growth Fund had 23,332,551 shares of beneficial interest outstanding and the following persons owned beneficially 5% or more of the New Covenant Growth Fund:

New Covenant Growth Fund
Shareholder	% Ownership
New Covenant Trust Company Presbyterian Church (U.S.A.) Foundation 200 East Twelfth Street Jeffersonville, Indiana 47130	60.13%
New Covenant Balanced Growth Fund 200 East Twelfth Street Jeffersonville, Indiana 47130	23.46%

As of the date of this Information Statement, the Board members and officers of the Trust as a group did not own more than 1% of the outstanding shares of the Fund.

SHAREHOLDER PROPOSALS

The New Covenant Funds are not required to hold regular meetings of shareholders each year.  Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

HOUSEHOLDING

Only one copy of this Information Statement and other documents related to the Fund, such as annual reports, proxy materials, quarterly statements, etc. is being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions by contacting the Fund in writing at New Covenant Funds, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701 or calling 1-877-835-4531.